File No. 70-8057



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        AMENDMENT NO. 10 (POST-EFFECTIVE)

                                       TO

                        FORM U-1 APPLICATION-DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                        --------------------------------


                          WEST TEXAS UTILITIES COMPANY
                               301 Cypress Street
                              Abilene, Texas 79601

               (Name of company filing this statement and address
                         of principal executive office)

                        ---------------------------------


                       CENTRAL AND SOUTH WEST CORPORATION

                 (Name of top registered holding company parent)

                        ---------------------------------


                                 Wendy G. Hargus
                                    Treasurer
                       Central and South West Corporation
                          1616 Woodall Rodgers Freeway
                                 P.O. Box 660164
                            Dallas, Texas 75266-0164

                              Joris M. Hogan, Esq.
                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005

                   (Names and addresses of agents for service)


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         West Texas Utilities Company (the "Company"), a Texas corporation and a wholly-owned electric public utility subsidiary of Central and South West Corporation, a Delaware corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended, hereby files this Amendment No. 10 (this "Amendment") to the Form U-1 Application-Declaration in File No. 70-8057 (the "Application") for the purpose of amending Items 2 and 6 of the Application. In all other respects, the Application as previously filed and amended will remain the same.

Item 2.  Fees and Expenses.
         An estimate of the fees and expenses to be paid or incurred by the Company in connection with the proposed extension of authority is set forth below:
                                                         Amount
         Counsel fees:
         Milbank, Tweed, Hadley & McCloy
         New York, New York...........................  $3,000
         Miscellaneous and incidental expenses
         including travel, telephone and
         postage.................................. ......  200

         Total                                          $3,200


Item 6.  Exhibits and Financial Statements.

         Item 6 is hereby amended to file the following exhibit:

         Revised
         Exhibit 6 -  Financial Statements as of June 30, 1997 of the Company.


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                                S I G N A T U R E
                  Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
                  Dated:  December 2, 1997

                                   WEST TEXAS UTILITIES COMPANY


                                   By: /s/ WENDY G. HARGUS
                                           Wendy G. Hargus
                                           Treasurer


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                                INDEX OF EXHIBITS

EXHIBIT                                                      TRANSMISSION
NUMBER                      REVISED EXHIBITS                    METHOD
-------                     ----------------                 ------------

  6               Financial Statements as of                   Electronic
                  June 30, 1997 of the Company.